UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2005


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                  0-18292                                  51-2152284
          (Commission File Number)             (IRS Employer Identification No.)


     1117 PERIMETER CENTER WEST, SUITE N415                  30338
                 ATLANTA, GEORGIA                         (Zip Code)
          (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule 425 under the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     This Current Report on Form 8-K/A is filed to report the financial information that was required to be presented as a result of the closing of a Stock Purchase Agreement having an effective date of November 1, 2005 with New Viasys Holdings, LLC, a Delaware limited liability company, which was the owner of Viasys Network Services, Inc., a Florida corporation, and Viasys Services, Inc., a Florida corporation. A copy of the Stock Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on November 18, 2005.

ITEM  9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial  Statements  of  Business  Acquired.

     See  Item  9.01(a)  attached  herewith.

     (b)  Pro  forma  financial  information.

     See  Item  9.01(b)  attached  herewith.

     (c)  Exhibits.

     The  following  exhibits  are  filed  herewith:

  EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
  -----------                       -------------------------
     23.1        Consent  of  Independent  Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  April 10, 2006.                  CHARYS HOLDING COMPANY, INC.


                                        By /s/  Billy V. Ray, Jr.
                                           -------------------------------------
                                           Billy V. Ray, Jr.,
                                           Chief Executive Officer

                  Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information are filed as part of the Form 8-K/A:

Audited Financial Statements of Business Acquired as of, and for the Year Ended, October 31, 2005:
Independent  Auditors'  Report
Balance  Sheet
Statement  of  Operations
Statement  of  Changes  in  Stockholder's  Equity
Statement  of  Cash  Flows
Notes  to  Combined  Financial  Statements

Audited Financial Statements of Business Acquired as of, and for the Year Ended, October 31, 2004:
Independent  Auditors'  Report
Balance  Sheet
Statement  of  Operations  and  Accumulated  Deficit

Statement  of  Cash  Flows
Notes  to  Financial  Statements

Unaudited  Pro  Forma  Financial  Information:
Basis  of  Pro  Forma  Presentation
Pro  Forma  Combined  Condensed  Balance  Sheets  as  of  October  31,  2005
Pro Forma Combined Condensed Statements of Operations for the Six Months Ended October 31, 2005
Pro Forma Combined Condensed Statements of Operations for the Year Ended April 30, 2005
Notes  to  Pro  Forma  Combined  Condensed  Financial  Statements

                            VIASYS SERVICES, INC. AND
                          VIASYS NETWORK SERVICES, INC.
             (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                          COMBINED FINANCIAL STATEMENTS

                        WITH INDEPENDENT AUDITOR'S REPORT

                                October 31, 2005

                                    CONTENTS

                                                                  PAGE
INDEPENDENT AUDITOR'S REPORT                                        1


BALANCE SHEET                                                       2


STATEMENT OF OPERATIONS                                             3


STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY                        4


STATEMENT OF CASH FLOWS                                             5


NOTES TO FINANCIAL STATEMENTS                                       6

                          INDEPENDENT AUDITOR'S REPORT

To  the  Board  of  Directors  of
     Viasys  Services,  Inc.  and  Viasys  Network  Services,  Inc.
Lakeland,  Florida

We have audited the accompanying combined balance sheet of Viasys Services, Inc. and Viasys Network Services, Inc. (the Company), wholly owned subsidiaries of
New Viasys Holdings, LLC, as of October 31, 2005 and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viasys Services, Inc. and Viasys Network Services, Inc., wholly owned subsidiaries of New Viasys Holdings, LLC, as of October 31, 2005, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company currently has incurred significant recurring losses and as a result has a significant liquid asset deficit with no borrowing capacity. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome from this uncertainty.

Effective November 1, 2005, all of the outstanding shares of the Company were purchased by Charys Holding Company, Inc. from New Viasys Holdings, LLC.


                                                  VESTAL & WILER
Orlando, Florida                           Certified Public Accountants
February  21,  2006

                            VIASYS SERVICES, INC. AND
                          VIASYS NETWORK SERVICES, INC.
             (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                                  BALANCE SHEET

                                October 31, 2005


                                     ASSETS



CURRENT ASSETS:
  Cash and cash equivalents                                      $   276,869
  Contract receivables - net                                       7,924,651
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                              6,969,615
  Prepaid expenses and other assets                                  521,734
  Deferred income taxes                                            1,330,359
                                                                 -----------

    TOTAL CURRENT ASSETS                                          17,023,228
                                                                 -----------

PROPERTY AND EQUIPMENT - Net                                       4,441,742
                                                                 -----------

DEPOSITS                                                             102,684
                                                                 -----------

                                                                 $21,567,654
                                                                 ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                           $  4,361,330
  Accounts payable                                                  6,367,868
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                                 112,171
  Reserve for contract losses                                         187,555
  Other accrued liabilities                                         2,256,345
                                                                 -------------

    TOTAL CURRENT LIABILITIES                                      13,285,269
                                                                 -------------

OTHER LIABILITIES:
  Long-term debt                                                    1,012,893
  Note payable to parent, including accrued interest of $239,754    6,572,103
  Deferred income taxes                                               511,011
                                                                 -------------

    TOTAL OTHER LIABILITIES                                         8,096,007
                                                                 -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Viasys Services, Inc.:
    Common stock - $1 par value, 15,000 shares
      authorized, 4,400 shares issued and outstanding                   4,400
    Additional paid in capital                                     20,830,544
    Accumulated deficit                                           (20,566,605)
  Viasys Network Services, Inc.
    Common stock - $0.01 par value, 10,000 shares
      authorized, 100 shares issued and outstanding                         1
    Accumulated deficit                                               (81,962)
                                                                 -------------

    TOTAL STOCKHOLDER'S EQUITY                                        186,378
                                                                 -------------

                                                                 $ 21,567,654
                                                                 =============

                       See notes to financial statements.

                            VIASYS SERVICES, INC. AND
                          VIASYS NETWORK SERVICES, INC.
             (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                             STATEMENT OF OPERATIONS

                       For the Year Ended October 31, 2005


CONTRACT REVENUE EARNED                                              $52,280,134

COST OF REVENUE                                                       49,808,481
                                                                     ------------

GROSS PROFIT                                                           2,471,653
                                                                     ------------

OPERATING EXPENSES:
  Shop expenses                                                          701,893
  Indirect expenses                                                    1,607,446
  Sales and marketing expenses                                           281,917
  General and administrative expenses                                  2,572,713
  Depreciation and amortization                                        1,740,516
                                                                     ------------

    TOTAL OPERATING EXPENSES                                           6,904,485
                                                                     ------------

LOSS FROM OPERATIONS                                                  (4,432,832)
                                                                     ------------

OTHER INCOME (EXPENSE):
  Interest expense                                                      (616,413)
  Financing costs                                                       (113,428)
  Gain on disposal of assets                                              49,138
  Other income (expense) - net                                          (134,000)
                                                                     ------------

    OTHER EXPENSE - Net                                                 (814,703)
                                                                     ------------

LOSS BEFORE BENEFIT FOR INCOME TAXES                                  (5,247,535)

BENEFIT FROM INCOME TAXES                                                365,061
                                                                     ------------

NET LOSS                                                             $(4,882,474)
                                                                     ============

                       See notes to financial statements.

                                                   VIASYS SERVICES, INC. AND
                                                 VIASYS NETWORK SERVICES, INC.
                                    (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                                         STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                              For the Year Ended October 31, 2005


                                             Viasys Services, Inc.                       Viasys Network Services, Inc.
                            -------------------------------------------------  -----------------------------------------------
                                     Additional
                            Common     Paid-In     Accumulated                 Common    Accumulated                 Grand
                             Stock     Capital       Deficit        Total       Stock      Deficit       Total       Total
                            -------  -----------  -------------  ------------  -------  -------------  ---------  ------------
BALANCE - October 31, 2004  $ 4,400  $20,830,544  $(15,766,093)  $ 5,068,851   $     -  $          -   $      -   $ 5,068,851

Issuance of stock                 -            -             -             -         1             -          1             1

Net loss                          -            -    (4,800,512)   (4,800,512)        -       (81,962)   (81,962)   (4,882,474)
                            -------  -----------  -------------  ------------  -------  -------------  ---------  ------------
BALANCE - October 31, 2005  $ 4,400  $20,830,544  $(20,566,605)  $   268,339   $     1  $    (81,962)  $(81,961)  $   186,378
                            =======  ===========  =============  ============  =======  =============  =========  ============

                       See notes to financial statements.

                            VIASYS SERVICES, INC. AND
                          VIASYS NETWORK SERVICES, INC.
             (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                             STATEMENT OF CASH FLOWS

                       For the Year Ended October 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $(4,882,474)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                  1,740,516
    Gain on disposal of assets                                       (49,138)
    Change in deferred taxes                                        (322,762)
    Changes in operating assets and liabilities:
      Contract receivables - net                                   1,570,971
      Costs and estimated earnings in excess of
        billings on uncompleted contracts                          3,064,207
      Prepaid expenses and other assets                              137,730
      Accounts payable                                            (1,310,910)
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                           (290,394)
      Reserve for contract losses                                   (365,206)
      Other accrued liabilities                                   (2,761,673)
                                                                 ------------

    Net cash used in operating activities                         (3,469,133)
                                                                 ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                (433,114)
  Proceeds from disposition of property and equipment                 62,850
  Payment of deposits                                               (102,684)
                                                                 ------------

    Net cash used in investing activities                           (472,948)
                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing of long-term debt                                        469,631
  Repayments on long-term debt                                    (1,875,341)
  Accrued interest on note payable to parent company                 172,348
  Borrowings on note payable to parent company                     2,239,017
  Sale of common stock                                                     1
                                                                 ------------

    Net cash provided by financing activities                      1,005,656
                                                                 ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                         (2,936,425)

CASH AND CASH EQUIVALENTS - November 1, 2004                       3,213,294
                                                                 ------------
CASH AND CASH EQUIVALENTS - October 31, 2005                     $   276,869
                                                                 ============

                       See notes to financial statements.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  1   NATURE  OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          DESCRIPTION OF BUSINESS - Viasys Services, Inc. and Viasys Network Services, inc. (collectively referred to as the Company), Florida corporations, are wholly owned subsidiaries of New Viasys Holdings, LLC ("Viasys"). The Company's principal business activities include
          (1) furnish design, install and maintain both wired and wireless communication networks and infrastructure (2) installation of intelligent transportation systems (ITS), (3) providing industrial maintenance services, and (4) providing underground utility construction services. Services are performed under both fixed-price construction and time and material contracts primarily in the Southeastern region of the United States.

          USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          REVENUE AND COST RECOGNITION - Revenue from fixed-price and modified fixed-price construction contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for the contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

          Revenue from time-and-material contracts is recognized as the work is performed.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  1   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  Continued

          Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Provisions for estimated loss on uncompleted contracts are recognized in the period that such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty and warranty provisions, and final contract settlements may result in revisions to costs and revenue and are recognized in the period in which their realization is determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

          The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

          CONTRACT RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Contract receivables include amounts invoiced under fixed price contracts and time-and material contracts. In addition, revenue earned but not yet billed under time-and-material contracts is included as contract receivables.

          Current year income is charged in amounts sufficient to maintain the allowance for doubtful accounts at a level management considers adequate to cover potential losses.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  1   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  Continued

          PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives used by asset class:

                                                          Estimated
                                                           Useful
                Asset Class                                 Lives
          -----------------------                         ---------
          Buildings and improvements                          20
          Shop and construction equipment                    5 - 7
          Office furniture and equipment                     3 - 7

          Improvements to leased properties are amortized over their estimated useful lives or the remaining lease period, whichever is shorter.

          LONG-LIVED ASSETS - Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and uses are recognized based on the excess of asset's carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less costs to sell.

          INCOME TAXES - Deferred tax assets and liabilities are included in financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                       For the Year Ended October 31, 2005


NOTE  1   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  Continued

          NEW ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2005. The Company has carefully considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the reported financial position or operations of the Company in the near term.

NOTE  2   GOING  CONCERN

          The accompanying combined financial statement has been prepared assuming that the Company will continue as a going concern. The Company has incurred significant recurring losses, is currently experiencing significant liquidity issues and had its working capital lines of credit maturing on December 31, 2005. The present conditions continue to create uncertainty as to the Company's ability to continue as a going concern in the absence of additional capital and/or financing. Management's plan to improve its overall financial condition includes the following:

               -    closing  unprofitable  operations

               - control and in some cases reduce overhead and general and administrative costs

               -    seek  additional  working  capital through debt transactions

          The accompanying financial statement does not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  3   CASH  AND  CASH  EQUIVALENTS

          The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2005, the
          Company's uninsured bank balances totaled $166,077. The Company's practice is to invest its cash with financial institutions that have acceptable credit ratings to minimize its risk.

NOTE  4   CONTRACT  RECEIVABLES

          As of October 31, 2005, contract receivables balances included the following:

            Contract receivables:
              Billed:
                Completed contracts and time
                  and material contracts            $2,776,996
                Contracts in progress                4,483,275
                Retainage                              778,684
              Unbilled                                 600,716
                                                    -----------
                                                     8,639,671
            Less allowance for doubtful accounts      (715,020)
                                                    -----------
                                                    $7,924,651
                                                    ===========

          Following is an analysis of the changes in the allowance for doubtful accounts for the year ended October 31, 2005:

            Balance at beginning of year           $106,226
            Provisions charged to operations        671,738
            Direct write-offs - net of recoveries   (62,944)
                                                   ---------
            Balance at end of year                 $715,020
                                                   =========

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  5   COSTS  AND  ESTIMATED  EARNINGS  ON  UNCOMPLETED  CONTRACTS

          As of October 31, 2005, costs and estimated earnings on uncompleted contracts consisted of the following:

          Costs incurred on uncompleted contracts  $ 90,323,862
          Estimated earnings                         (1,150,872)
                                                   -------------
                                                     89,172,990

          Plus stored materials                       6,773,800
                                                   -------------
                                                     95,946,790
          Less billing to date                      (89,089,346)
                                                   -------------
                                                   $  6,857,444
                                                   =============

          The above amounts are included in the accompanying balance sheet under the following captions:

          Costs and estimated earnings in excess
            of billings on uncompleted contracts     $6,969,615
          Billings in excess of costs and estimated
            earnings on uncompleted contracts          (112,171)
                                                     -----------
                                                     $6,857,444
                                                     ===========

NOTE  6   PROPERTY  AND  EQUIPMENT

          Property  and equipment included in the following at October 31, 2005:

          Cost:
            Land                             $    692,000
            Buildings and improvements          1,099,245
            Shop and construction equipment    15,060,416
            Office furniture and equipment        698,465
                                             -------------

                                               17,550,126
          Accumulated depreciation            (13,108,384)
                                             -------------
          Property and equipment - net       $  4,441,742
                                             =============

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  6   PROPERTY  AND  EQUIPMENT  -  Continued

          Assets recorded under capital leases are included in property and equipment as follows: cost - $4,913,286; accumulated depreciation - $2,608,522; net book value - $2,304,764.

NOTE  7   ACCOUNTS  PAYABLE

          Accounts payable include amounts due to subcontractors, totaling approximately $779,637 at October 31, 2005, which have been retained pending completion and customer acceptance of jobs.

NOTE  8   OTHER  ACCRUED  LIABILITIES

          Other accrued liabilities consisted of the following at October 31, 2005:

            Accrued salaries and wages  $  585,346
            Insurance reserves             903,000
            Accrued taxes                  128,964
            Amounts due affiliates         399,916
            Other accrued liabilities      239,119
                                        ----------
                                        $2,256,345
                                        ==========

NOTE  9   LONG-TERM  DEBT

          Following  is  the  Company's  long-term  debt  at  October  31, 2005:

          Lines of credit                             $3,298,498

          Note payable, collateralized by certain
          equipment, due in monthly installments of
          335, interest at 10.25%, through its
          maturity of September 2006                       3,191

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (wholly owned subsidiaries of New Viasys Holdings, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  9   LONG-TERM  DEBT  -  Continued

          Note payable, collateralized by certain
          equipment, due in monthly installments of
          6,491, interest at 10.5%, through its
          maturity of March 2008                         170,086

          Note payable, collateralized by certain
          equipment, due in monthly installments of
          1,207, interest at 13.1%, through its
          maturity of July 2006                           13,334

          Capital lease obligations with interest
          ranging from 3.26% to 15.25% at October
          31, 2005                                     1,889,114
                                                      ----------
                                                       5,374,223

          Less current portion                         4,361,330
                                                      ----------
                                                      $1,012,893
                                                      ==========

          Future principal payments for the years ending October 31 are as follows:

          Year Ending                Capital
          October 31,     Debt       Leases      Total
          -----------  ----------  ----------  ----------
             2006      $3,377,990  $  983,340  $4,361,330
             2007          69,896     508,002     577,898
             2008          37,223     276,264     313,487
             2009               -     121,508     121,508
                       ----------  ----------  ----------
                       $3,485,109  $1,889,114  $5,374,223
                       ==========  ==========  ==========

          CREDIT AGREEMENTS - The Company has in place three credit agreements with a financial institution that provide for borrowings on a revolving credit basis.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  9   LONG-TERM  DEBT  -  Continued

          The first facility provided for borrowings (the "revolver") of up to $3,371,147 with a maturity of December 31, 2005. The maximum borrowing amount is reduced to $2,354,032 on December 9, 2005. Interest is calculated at one-month LIBOR plus 4.0%. The interest rate at October 31, 2005 was 8.08%. Borrowings under the revolver totaled $2,017,040 as of October 31, 2004. In addition, irrevocable letters of credit totaling $1,340,000 were issued and secured by the revolver. The revolver is collateralized by substantially all of the assets of the Company, and is also collateralized by the assets of, and guaranteed by, Viasys. The Company pays annual fees for this facility and is required to meet certain covenants.

          The second and third facilities are reducing revolvers collateralized by the Company's real property. The initial availability of the reducing revolvers totaled $1,600,000. Interest is calculated at one-month LIBOR plus 4.0%. The interest rate as of October 31, 2005 was 8.08%. The available lines of credit are reduced each month by the amount that would be payable on account of principal if the reducing revolvers were a conventional term loan amortized over fifteen years. Accordingly, the maximum borrowing amount is reduced by $8,889 per month beginning in November 2002 through the facilities' expiration on December 2005. The available amount and borrowings under these facilities as of October 31, 2005 totaled $1,282,885 and $1,281,458, respectively. The Company pays annual fees for this facility and is required to meet certain covenants. Due to an amendment to the loan documents effective November 15, 2005, the total available amount reduced to the following amounts: November 25, 2005 - $582,885, December 9, 2005 - $0.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  10  DEFERRED  INCOME  TAXES

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Deferred tax assets are composed of (1) allowance for doubtful accounts, (2) stored materials, (3) insurance reserves, (4) accrued liabilities and (5) net operating loss carry forwards. Deferred tax liabilities are composed of accumulated depreciation.

          Deferred  taxes  are  presented  in the accompanying balance sheet as:

            Deferred income tax assets - current             $   1,330,359
                                                             ==============
            Deferred income tax assets - non-current         $   5,521,951
            Less valuation allowance                            (4,831,993)
                                                             --------------
                                                                   689,958
            Deferred income tax liabilities - non-current       (1,200,969)
                                                             --------------
            Net deferred income tax liability - non-current  $    (511,011)
                                                             ==============

          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. During 2005, the valuation allowance was increased by $873,108.

NOTE  11  COMMON  STOCK

          Common  stock  of  the  individual  companies  is  as  follows:

          Viasys Services, Inc. - $1 par value, 15,000 shares authorized, 4,400 shares issued and outstanding.

          Viasys Network Services, Inc. - $0.01 par value, 10,000 shares authorized, 100 shares issued and outstanding.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  12  EMPLOYEE  BENEFIT  PLANS

          The Company has a defined contribution retirement plan which covers employees who are at least 21 years of age and have three months of service. The Company's contributions are discretionary and, if paid, are based on a match of employee salary reduction amounts. Total plan expense was $9,477 for the year ended October 31, 2005.

          The Company self insures a portion of its health insurance claims. The Company has accrued the maximum exposure as a liability as of October 31, 2004.

NOTE  13  COMMITMENTS  AND  CONTINGENCIES

          LEASE OBLIGATIONS PAYABLE - The Company leases certain office and other facilities. Following is a summary of future minimum payments for operating leases that have initial or remaining noncancelable lease terms in excess of one year at October 31, 2005:

               YEAR ENDING
                OCTOBER 31
          -----------------------
                  2006                               $433,300
                  2007                                254,966
                  2008                                 45,500
                                                     --------
                                                     $733,766
                                                     ========

          CAPITAL LEASES - The Company leases certain equipment under leases classified as capital leases. The following is a schedule showing the future minimum payments under capital leases by years and the present value as of October 31, 2005:

               YEAR ENDING
               OCTOBER 31
          -----------------------
                  2006                               $1,080,033
                  2007                                  552,165
                  2008                                  296,059
                  2009                                  123,504
                                                     -----------
          Total payments                              2,051,761
          Less amount representing interest            (162,647)
                                                     -----------
          Present value                              $1,889,114
                                                     ===========

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  13  COMMITMENTS  AND  CONTINGENCIES  -  Continued

          SURETY BONDS - The Company, as a condition for entering certain construction contracts, had outstanding surety bonds approximating $100,500,000 as of October 31, 2005. The bonds are collateralized by the assets of the Company and the assets of Viasys.

          GUARANTEES - VIASYS - Viasys has guaranteed substantially all of the long-term debt of the Company. In addition, Viasys is a party to certain general agreements of indemnity related to the issuance of surety bonds to the Company, whereby Viasys has guaranteed the performance of the Company under surety bonds. In addition, Viasys has posted a $1,350,000 letter of credit to secure the Company's performance under its casualty insurance deductible agreements.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  13  COMMITMENTS  AND  CONTINGENCIES  -  Continued

          MATERIAL LITIGATION - The Company is party to a lawsuit filed by Lumbermen's Mutual Casualty Company ("Plaintiff") in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. Plaintiff seeks to recover approximately $5.0 million under an alleged General Indemnity Agreement ("GIA") executed by the Company's former parent company, Able Telcom Holding Corp. Plaintiff issued bonds to one of Able's subsidiaries in 2000. Plaintiff allegedly incurred various losses due to the failure and inability of Able's subsidiary to pay its subcontractors and suppliers as well as to complete its required performance under its contracts with various owners. the case is currently scheduled for trial in February 2006. Management believes that it is not currently possible to estimate the impact if any, that the ultimate resolution of this matter will have on the Company's financial position.

          VARIOUS LEGAL ACTIONS - The Company is a party to various legal actions that have arisen in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management that the resolution of such litigation will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.

NOTE  14  CONCENTRATIONS

          The following is a schedule of the Company's major customers, defined by either total revenue for the year ended October 31, 2005 or total receivable outstanding at October 31, 2005:

                                 AT OCTOBER 31, 2005
                             ------------------------
                             % OF TOTAL    % OF TOTAL
                               COMPANY      COMPANY
                               REVENUE    RECEIVABLES
                             -----------  ------------
                 Customer A          35%           12%
                 Customer B           9%           30%
                 Customer C           4%           19%

NOTE  15  RELATED  PARTY  TRANSACTIONS

          As of October 31, 2005, the amount due Viasys totaled $6,572,103 including accrued interest of $239,754. The note and all accrued interest are due on December 31, 2006 with interest at 3.28% and are collateralized by substantially all of the assets of the Company. Interest expense totaled $172,348 for the year ended October 31, 2005.

             VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC. (WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2005


NOTE  15  RELATED  PARTY  TRANSACTIONS  -  Continued

          As of October 31, 2005, the Company owed affiliated parties $399,916 for amounts due under management agreements.

NOTE 16 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH FINANCING TRANSACTIONS

            Disclosure of cash flow information:
              Cash paid during the year for interest               $432,028
            Disclosure of non-cash financing activities:
              Acquisition of equipment financed by capital leases  $583,283

NOTE  17  SUBSEQUENT  EVENTS

          Effective November 1, 2005, all of the outstanding common stock of the Company was sold to Charys Holding Company, Inc.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                              FINANCIAL STATEMENTS

                        WITH INDEPENDENT AUDITOR'S REPORT

                                October 31, 2004

CONTENTS
                                                   PAGE
INDEPENDENT AUDITOR'S REPORT                        1

BALANCE SHEET                                       2

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT     3

STATEMENT OF CASH FLOWS                             4

NOTES TO FINANCIAL STATEMENTS                       5

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
  Viasys Services, Inc.
Lakeland, Florida


We have audited the accompanying balance sheet of Viasys Services, Inc. (the Company), a wholly owned subsidiary of New Viasys Holdings, LLC, as of October 31, 2004 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viasys Services, Inc., a wholly owned subsidiary of New Viasys Holdings, LLC, as of October 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                                    VESTAL & WILER
                                                    Certified Public Accountants


Orlando, Florida
February 21, 2006

                              VIASYS SERVICES, INC.
            (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                                  BALANCE SHEET

                                October 31, 2004


                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                  $ 3,213,294
  Contract receivables - net                   9,495,622
  Costs and estimated earnings in excess of
    billings on uncompleted contracts         10,033,822
  Prepaid expenses and other assets              659,464
  Deferred income taxes                        1,735,935
                                             -----------

    TOTAL CURRENT ASSETS                      25,138,137
                                             -----------

PROPERTY AND EQUIPMENT - Net                   5,179,573
                                             -----------

                                             $30,317,710
                                             ===========

                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                           $  2,239,500
  Accounts payable                                                  7,678,778
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                                 402,565
  Reserve for contract losses                                         552,761
  Other accrued liabilities                                         5,018,017
                                                                 -------------

    TOTAL CURRENT LIABILITIES                                      15,891,621
                                                                 -------------

OTHER LIABILITIES:
  Long-term debt                                                    3,957,150
  Note payable to parent, including accrued interest of $67,406     4,160,738
  Deferred income taxes                                             1,239,349
                                                                 -------------

    TOTAL OTHER LIABILITIES                                         9,357,237
                                                                 -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock - $1 par value, 15,000 shares
    authorized, 4,400 shares issued and outstanding                     4,400
  Additional paid in capital                                       20,830,544
  Accumulated deficit                                             (15,766,093)
                                                                 -------------

    TOTAL STOCKHOLDER'S EQUITY                                      5,068,851
                                                                 -------------

                                                                 $ 30,317,709
                                                                 =============

                        See notes to financial statements

                              VIASYS SERVICES, INC.
            (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the Year Ended October 31, 2004

CONTRACT REVENUE EARNED                 $ 55,983,198

COST OF REVENUE                           50,252,976
                                        -------------
GROSS PROFIT                               5,730,222
                                        -------------

OPERATING EXPENSES:
  Shop expenses                              185,651
  Indirect expenses                        3,601,781
  Sales and marketing expenses               588,710
  General and administrative expenses      3,717,977
  Depreciation and amortization            1,862,715
                                        -------------

    TOTAL OPERATING EXPENSES               9,956,834
                                        -------------

LOSS FROM OPERATIONS                      (4,226,612)
                                        -------------

OTHER INCOME (EXPENSE):
  Interest expense                          (559,831)
  Financing costs                           (117,813)
  Gain on disposal of assets                 674,391
  Other income (expense) - net              (300,265)
                                        -------------

    OTHER EXPENSE - NET                     (303,518)
                                        -------------

LOSS BEFORE PROVISION FOR INCOME TAXES    (4,530,130)

PROVISION FOR INCOME TAXES                   153,115
                                        -------------

NET LOSS                                  (4,683,245)

ACCUMULATED DEFICIT - November 1, 2003   (11,082,848)
                                        -------------

ACCUMULATED DEFICIT - October 31, 2004  $(15,766,093)
                                        =============

                       See notes to financial statements.

                              VIASYS SERVICES, INC.
            (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                            STATEMENT OF CASH FLOWS

                      For the Year Ended October 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $(4,683,245)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                        1,862,715
    Gain on disposition of assets                         (674,391)
    Change in deferred taxes                               595,582
    Changes in operating assets and liabilities:
      Contract receivables - net                         1,573,119
      Costs and estimated earnings in excess of
        billings on uncompleted contracts                3,216,164
      Prepaid expenses and other assets                  4,180,590
      Accounts payable                                   1,077,124
      Billings in excess of costs and estimated
        earnings on uncompleted contracts               (2,262,094)
      Reserve for contract losses                          552,761
      Other accrued liabilities                           (679,311)
                                                       ------------

    Net cash provided by operating activities            4,759,014
                                                       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                      (241,284)
  Proceeds from disposition of property and equipment    1,107,529
                                                       ------------

    Net cash provided by investing activities              866,245
                                                       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing of long-term debt                            1,401,222
  Repayments on long-term debt                          (1,325,963)
  Accrued interest on note payable to parent company       178,603
  Payments on note payable to parent company            (3,700,000)
                                                       ------------

    Net cash used in financing activities               (3,446,138)
                                                       ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                2,179,121

CASH AND CASH EQUIVALENTS - November 1, 2003             1,034,173
                                                       ------------

CASH AND CASH EQUIVALENTS - October 31, 2004           $ 3,213,294
                                                       ============

                       See notes to financial statements.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 1    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES


          DESCRIPTION  OF  BUSINESS  -  Viasys  Services,  Inc. (the Company), a
          Florida corporation, is a wholly owned subsidiary of New Viasys Holdings, LLC (Viasys). The Company's principal business activities include (1) furnish, design, install and maintain both wired and wireless communication networks and infrastructure (2) installation of intelligent transportation systems (ITS), (3) providing industrial maintenance services, and (4) providing underground utility construction services. Services are performed under both fixed-price construction and time and material contracts primarily in the Southeastern region of the United States.

          MERGERS - Viasys Utility Services, Inc. ("VUS") was merged into the Company as of June 1, 2004. Georgia Electric Company ("GEC") and Viasys Management Company, Inc. ("VMC") were merged into the Company as of October 29, 2004. VUS, GEC and VMC were all sister companies of the Company. The Company accounted for the transfer of net assets as a result of the merger under the pooling method in accordance with Statement of Financial Accounting Standards No. 141, Business
          Combinations, as these companies were under common ownership. The results of operations of VUS, GEC and VMC for the year are included in these financial statements. The Company's assets and liabilities include all assets and liabilities of VUS, GEC, and VMC. The Company's beginning equity was restated to include the equity accounts of these merged companies. The effects of intercompany transactions were eliminated upon consolidation of the merged companies.

          USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

          REVENUE AND COST RECOGNITION - Revenue from fixed-price and modified fixed-price construction contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for the contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

          Revenue from time-and-material contracts is recognized as the work is performed.

          Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Provisions for estimated losses on uncompleted contracts are recognized in the period that such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty and warranty provisions, and final contract settlements may result in revisions to costs and revenue and are recognized in the period in which their realization is determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

          The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

          CONTRACT RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Contract receivables include amounts invoiced under fixed price contracts and time-and-material contracts. In addition, revenue earned but not yet billed under time-and-material contracts is included as contract receivables.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

          Current year income is charged in amounts sufficient to maintain the allowance for doubtful accounts at a level management considers adequate to cover potential losses.

          PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives used by asset class:

                                                       ESTIMATED
                                                     USEFUL LIVES
                 ASSET CLASS                          (IN YEARS)
          -------------------------------            -------------
          Buildings and improvements                       20
          Shop and construction equipment                 5-7
          Office furniture and equipment                  3-7

          Improvements to leased properties are amortized over their estimated useful lives or the remaining lease period, whichever is shorter.

          LONG-LIVED ASSETS - Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less costs to sell.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

          INCOME TAXES - The provision for income taxes is based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          NEW ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2004. The Company has carefully considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the reported financial position or operations of the Company in the near term.

NOTE 2    CASH  AND  CASH  EQUIVALENTS

          The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2004, the
          Company's uninsured bank balances totaled $3,103,881. The Company's practice is to invest its cash with financial institutions that have acceptable credit ratings to minimize its risk.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004

NOTE 3    CONTRACT RECEIVABLES

          As  of  October 31, 2004, contract receivables included the following:
            Contract receivables:
              Billed:
                Completed contracts and time and
                  material costs                  $4,259,778
                Contracts in progress              3,440,581
                Retainage                          2,235,114
                                                  -----------
                                                   9,935,473
            Less allowance for doubtful accounts    (439,851)
                                                  -----------
                                                  $9,495,622
                                                  ===========

          Following is an analysis of the changes in the allowance for doubtful accounts for the year ended October 31, 2004:

            Balance at beginning of year           $162,703
            Provisions charged to operations        333,625
            Direct write-offs - net of recoveries   (56,477)
                                                   ---------
            Balance at end of year                 $439,851
                                                   =========

NOTE 4    COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

          As of October 31, 2004, costs and estimated earnings on uncompleted contracts consisted of the following:

            Costs incurred on uncompleted contracts  $ 74,311,932
            Estimated earnings                          2,433,599
                                                     -------------
                                                       76,745,531
            Plus stored materials                       7,890,958
                                                     -------------
                                                       84,636,489
            Less billings to date                     (75,005,232)
                                                     -------------
                                                        9,631,257
                                                     =============

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 4    COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS - Continued

          The above amounts are included in the accompanying balance sheet under the following captions:

            Costs and estimated earnings in excess
              of billings on uncompleted contracts     $10,033,822

            Billings in excess of costs and estimated
              earnings on uncompleted contracts           (402,565)
                                                       ------------
                                                       $ 9,631,257
                                                       ============

NOTE 5    PROPERTY AND EQUIPMENT

          Property  and  equipment  included  the following at October 31, 2004:

            Cost:
              Land                             $    692,000
              Buildings and improvements          1,094,486
              Shop and construction equipment    15,321,639
              Office furniture and equipment        586,258
                                               -------------
                                                 17,694,383
            Accumulated depreciation            (12,514,810)
                                               -------------
            Property and equipment - net       $  5,179,573
                                               =============

          Assets recorded under capital leases are included in property and equipment as follows: cost - $4,140,159; accumulated depreciation - $1,502,514; net book value - $2,637,645.

NOTE 6    ACCOUNTS PAYABLE

          Accounts payable include amounts due to subcontractors, totaling approximately $426,338 at October 31, 2004, which have been retained pending completion and customer acceptance of jobs.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004

NOTE 7    OTHER ACCRUED LIABILITIES

          Other accrued liabilities consisted of the following at October 31, 2004:

            Accrued salaries and wages                            $  753,959
            Insurance reserves                                     2,333,153
            Accrued taxes (payroll, sales and use, income, etc.)     233,706
            Accrued job costs                                        827,757
            Other accrued liabilities                                869,442
                                                                  ----------
                                                                  $5,018,017
                                                                  ==========

NOTE 8    LONG-TERM DEBT

          Following  is  the  Company's  long-term  debt  at  October  31, 2004:

          Lines of credit                                     $3,470,029

          Note payable, collateralized by certain equipment,
          due in monthly installments of $335, interest at
          10.25%, through its maturity of September 2006
                                                                   6,660

          Note payable, collateralized by certain equipment,
          due in monthly installments of $6,491, interest at
          10.5%, through its maturity of March 2008
                                                                 227,362

          Note payable, collateralized by certain equipment,
          due in monthly installments (currently $14,776
          decreasing over the term of the loan), interest at
          11.7%, through its maturity of August 2005
                                                                  51,150

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 8    LONG-TERM DEBT - Continued

          Capital lease obligations with interest ranging from
          3.26% to 15.25% at October 31, 2004                    2,441,449
                                                                ----------
                                                                 6,196,650
          Less current portion                                   2,239,500
                                                                ----------
                                                                $3,957,150
                                                                ==========

          Future principal payments for the years ending October 31 are as follows:

          YEAR ENDING               CAPITAL
          OCTOBER 31,     DEBT       LEASES      TOTAL
          -----------  ----------  ----------  ----------
             2005      $1,197,112  $1,042,388  $2,239,500
             2006       2,450,420     846,932   3,297,352
             2007          69,895     373,413     443,308
             2008          37,774     138,523     176,297
             2009               -      40,193      40,193
                       ----------  ----------  ----------
                       $3,755,201  $2,441,449  $6,196,650
                       ==========  ==========  ==========

          CREDIT AGREEMENTS - The Company has in place three credit agreements with a financial institution that provide for borrowings on a revolving credit basis.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 8    LONG-TERM DEBT - Continued

          The first facility provided for borrowings (the "revolver") of up to $5,000,000 with a maturity of November 30, 2004. Effective December 23, 2004, the facility was modified to provide a maximum borrowing amount equal to $3,600,000. The maximum borrowing amount is reduced to the following amounts as follows: March 1, 2005 - $2,900,000, June 1, 2005 - $2,400,000 and September 1, 2005 - $1,900,000. The maturity date is November 30, 2005. Interest is calculated at one-month LIBOR plus 2.8%. Borrowings under the revolver totaled $2,101,377 as of October 31, 2004. The interest rate at October 31, 2004 was 4.73%. In addition, irrevocable letters of credit totaling $2,440,000 were issued and secured by the revolver. The revolver is collateralized by substantially all of the assets of the Company, and is also collateralized by the assets of, and guaranteed by, Viasys. The Company pays annual fees for this facility and is required to meet certain covenants.

          The second and third facilities are reducing revolvers collateralized by the Company's real property. The initial availability of the reducing revolvers totaled $1,600,000. Interest is calculated at one-month LIBOR plus 2.8%. The available lines of credits are reduced each month by the amount that would be payable on account of principal if the reducing revolvers were a conventional term loan amortized over fifteen years. Accordingly, the maximum borrowing amount is reduced by $8,889 per month beginning in November 2002 through the facilities' expiration on November 30, 2005. The available amount and borrowings under these facilities as of October 31, 2004 totaled $1,389,553 and $1,368,652, respectively. The interest rate as of October 31, 2004 was 4.73%. The Company pays annual fees for these facilities and is required to meet certain covenants.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 9    INCOME TAXES

          The provision for income taxes for the year ended October 31, 2004 consists of the following:

                                            TOTAL
                                          ----------
                              Current     $ 442,467
                              Deferred     (595,582)
                                          ----------
                                          $(153,115)
                                          ==========

          The reported benefit from income taxes differs from that computed by multiplying the loss before provision for income taxes by the expected federal income tax rate of 34% due to state income taxes, net of federal benefit, and certain expenses that are not deductible for income tax purposes.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax assets and liabilities at October 31, 2004 are as follows:

             Deferred tax assets:
                 Allowance for doubtful accounts   $    40,324
                 Stored materials                      748,852
                 Insurance reserves                    885,665
                 Accrued liabilities and other          61,095
                 Net operating loss carry forwards   2,045,292
                                                   ------------
                                                     3,781,228
                 Less valuation allowance           (1,701,104)
                                                   ------------
                                                     2,080,124
                                                   ------------

             Deferred tax liabilities:
                 Property and equipment             (1,144,921)
                 Other                                (438,617)
                                                   ------------
                                                    (1,583,538)
                                                   ------------
             Net deferred tax asset                $   496,586
                                                   ============

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 9    INCOME TAXES - Continued

          Deferred  taxes  are  presented  in the accompanying balance sheet as:

             Deferred income tax assets - current      $ 1,735,935
             Deferred income tax assets - non-current   (1,239,349)
                                                       ------------
                                                       $   496,586
                                                       ------------

          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon this analysis, management determined that no valuation allowance was required at October 31, 2004.

NOTE 10   EMPLOYEE BENEFIT PLANS

          The Company has a defined contribution retirement plan which covers employees who are at least 21 years of age and have three months of service. The Company's contributions are discretionary and, if paid, are based on a match of employee salary reduction amounts. Total plan expense was $9,916 for the year ended October 31, 2004.

          The Company self insures a portion of its health insurance claims. The Company has accrued the maximum exposure as a liability as of October 31, 2004.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 11   COMMITMENTS AND CONTINGENCIES

          LEASE OBLIGATIONS PAYABLE - The Company leases certain office and other facilities. Following is a summary of future minimum payments for operating leases that have initial or remaining noncancelable lease terms in excess of one year at October 31, 2004:

              YEAR ENDING
               OCTOBER 31
          ---------------------
                  2005                       $  517,408
                  2006                          427,317
                  2007                          331,474
                  2008                          103,336
                                             ----------
                                             $1,379,535
                                             ==========

          Rent expense for operating leases totaled approximately $693,000 for the year ended October 31, 2004.

          CAPITAL LEASES - The Company leases certain equipment under leases classified as capital leases. The following is a schedule showing the future minimum payments under capital leases by years and the present value as of October 31, 2004:

              YEAR ENDING
               OCTOBER 31
          ---------------------
                  2005                       $1,203,473
                  2006                          878,722
                  2007                          396,174
                  2008                          145,106
                  2009                           41,255
                                             -----------
          Total payments                      2,664,730
          Less amount representing interest    (223,281)
                                             -----------
          Present value                      $2,441,449
                                             ===========

          SURETY BONDS - The Company, as a condition for entering into certain construction contracts, had outstanding surety bonds approximating $125,000,000 as of October 31, 2004. The bonds are collateralized by the assets of the Company and the assets of Viasys.

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004


NOTE 11   COMMITMENTS AND CONTINGENCIES - Continued

          GUARANTEES - VIASYS - Viasys has guaranteed substantially all of the long-term debt of the Company. In addition, Viasys is a party to certain general agreements of indemnity related to the issuance of surety bonds to the Company, whereby Viasys has guaranteed the performance of the Company under surety bonds.

          VARIOUS LEGAL ACTIONS - The Company is a party to various legal actions that have arisen in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management that the resolution of such litigation will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.

          MANAGEMENT AGREEMENT - The Company was a party to a one-year management agreement with an affiliate, which expired on October 31, 2004 and was not renewed. The agreement requires the payment of a management fee in the amount of 0.5% of revenue. Additional consideration is due to the extent the Company exceeds its internal profit projections for any fiscal year that the agreement is in force. No additional consideration was due under the agreement. The amount expensed under this agreement for the year ended October 31, 2004 totaled $279,916.

NOTE 12   CONCENTRATIONS

          The following is a schedule of the Company's major customers, defined by either total revenue for the year ended October 31, 2004 or total receivable outstanding at October 31, 2004:

                                     AT DECEMBER 31, 2004
                                  -------------------------
                                  % OF TOTAL    % OF TOTAL
                                    COMPANY      COMPANY
                                    REVENUE    RECEIVABLES
                                  -----------  ------------
            Customer A                    29%           18%
            Customer B                    17%           57%
            Customer C                     5%           17%

                              VIASYS SERVICES, INC.
             (A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

                          NOTES TO FINANCIAL STATEMENTS

                       For the Year Ended October 31, 2004

NOTE 13   RELATED  PARTY  TRANSACTIONS

          As of October 31, 2004, the amount due Viasys totaled $4,160,738 including accrued interest of $67,406. The note and all accrued interest are due on December 31, 2006 with interest at 3.28% and is collateralized by substantially all of the assets of the Company. Interest expense totaled $178,603 for the year ended October 31, 2004.

NOTE 14 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH FINANCING TRANSACTIONS

             Disclosure of cash flow information:
               Cash paid during the year for interest               $1,044,305
               Cash paid during the year for income taxes           $   73,527
             Disclosure of non-cash financing activities:
               Acquisition of equipment financed by capital leases  $1,257,963

                  Charys Holding Company, Inc. and Subsidiaries
           Unaudited Pro Forma Combined Condensed Financial Statements

Basis  of  Presentation
-----------------------
On November 17, 2005, with an effective date of November 1, 2005, Charys Holding Company, Inc. ("Charys"or the "Company") acquired all the issued and outstanding shares of capital stock of Viasys Services, Inc. and Viasys Network Services, Inc. (collectively referred to as "Viasys") from New Viasys Holdings, LLC ("Seller"). The purchase price paid totaled $5.9 million, of which Charys paid $2.4 million in cash obtained from third-party financing and executed a secured promissory note with the Seller for $3.5 million. Under the Purchase Agreement, the net assets acquired excluded those associated with Viasys' contract with the Commonwealth of Virginia, totaling $4.6 million, and intercompany amounts owed to the Seller by Viasys totaling $6.4 million, both of which are reflected as adjustments in the accompanying pro forma information. The accompanying pro forma information also reflects adjustments relating to historic revenues and costs associated with the non-acquired contract for the periods presented. A more detailed description of the Viasys acquisition may be found under Item 2 of the Current Report on Form 8-K filed by the Company on November 18, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the Company's historical balance sheet and the financial statements of Viasys appearing elsewhere in this report, and has been prepared to reflect the Company's acquisition of Viasys as of October 31, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company's historical statements of operations and the financial statements of Viasys, and combines the Company's results of operations and Viasys for the six months ended October 31, 2005 and the year ended April 30, 2005, as if the acquisition occurred on May 1, 2004. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company's historical financial statements and notes thereto, and the financial statements of Viasys included elsewhere in this report.

                                        Charys Holding Company, Inc. and Subsidiaries
                                   Pro Forma Combined Condensed Balance Sheets (Unaudited)

                                                                  Historic
                                                  --------------------------------------
                                                    Charys Holding                                     Pro Forma
                                                    Company, Inc.           Viasys        ----------------------------------
                                                   October 31, 2005    October 31, 2005    Adjustments            Combined
                                                  ------------------  ------------------  -------------         ------------
ASSETS
------
Current assets:
  Cash                                            $         265,074   $         276,869                         $   541,943
  Trade accounts receivable, net                          3,746,766           7,924,651   $ (1,105,699)  (a)     10,565,718
  Costs and estimated earnings in excess of
    billings on incomplete contracts                      1,882,182           6,969,615     (5,215,156)  (a)      3,636,641
  Inventory                                                       -              71,403                              71,403
  Other current assets                                      935,891           1,780,690     (1,496,833)  (a)      1,219,748
                                                  ------------------  ------------------  -------------         ------------
      Total current assets                                6,829,913          17,023,228     (7,817,688)          16,035,453
                                                  ------------------  ------------------  -------------         ------------

Property and equipment, net                                 671,107           4,441,742      1,558,050   (a)      6,670,899

Goodwill                                                  3,974,834                   -      9,656,098   (b)     13,630,932
Amortizable intangible asset, net                            64,750                   -        246,000   (b)        310,750
Other noncurrent assets                                     557,715             102,684                             660,399
                                                  ------------------  ------------------  -------------         ------------

                                                  $      12,098,319   $      21,567,654   $  3,642,460          $37,308,433
                                                  ==================  ==================  =============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued expenses           $       5,447,623   $       8,811,768   $  1,693,219   (a,b)  $15,952,610
  Billings in excess of costs and estimated
    earnings on incomplete contracts                        525,289             112,171       (158,989)  (a)        478,471
  Short-term borrowings:
    Unrelated parties                                     3,077,447                   -      4,366,284   (b)      7,443,731
    Related parties                                          57,966                   -                              57,966
  Current portion of long-term debt:
    Unrelated parties                                       329,325           4,361,330                           4,690,655
    Related parties                                         190,188                   -                             190,188
                                                  ------------------  ------------------  -------------         ------------
      Total current liabilities                           9,627,838          13,285,269      5,900,514           28,813,621
                                                  ------------------  ------------------  -------------         ------------

Long-term borrowings:
    Unrelated parties                                        27,858           1,012,893      1,500,000   (b)      2,540,751
    Related parties                                               -           6,572,103     (6,572,103)  (a)              -
Other non-current liabilities                                     -             511,011       (511,011)  (a)              -

Stockholder's equity:
  Preferred stock                                             1,900                   -                               1,900
  Common stock                                                9,571               4,401            229   (a,b)       14,201
  Additional paid-in capital                              6,297,891          20,830,544    (17,323,736)  (a,b)    9,804,699
  (Accumulated deficit) Retained earnings                (3,866,739)        (20,648,567)    20,648,567   (a)     (3,866,739)
                                                  ------------------  ------------------  -------------         ------------
      Total stockholders' equity                          2,442,623             186,378      3,325,060            5,954,061
                                                  ------------------  ------------------  -------------         ------------

      Total liabilities and stockholders' equity  $      12,098,319   $      21,567,654   $  3,642,460          $37,308,433
                                                  ==================  ==================  =============         ============

See  accompanying  notes  to  pro forma combined condensed financial statements.

                                     Charys Holding Company, Inc. and Subsidiaries
                           Pro Forma Combined Condensed Statements of Operations (Unaudited)

                                                                 Historic
                                               --------------------------------------
                                                 Charys Holding                                    Pro Forma
                                                 Company, Inc.           Viasys        --------------------------------
                                                Six Months Ended    Six Months Ended   -------------       ------------
                                                October 31, 2005    October 31, 2005    Adjustments          Combined
                                               ------------------  ------------------  -------------       ------------
Net revenues                                   $      11,277,444   $      24,872,267   $ (2,733,325)  a    $33,416,386
Cost of revenues                                       8,787,819          25,585,258     (3,192,887)  a     31,180,190
                                               ------------------  ------------------  -------------       ------------
Gross profit                                           2,489,625            (712,991)       459,562          2,236,196
                                               ------------------  ------------------  -------------       ------------

General & administrative expenses                      2,797,486           1,251,354                         4,048,840
Depreciation and amortization                            257,682             869,928                         1,127,610
                                               ------------------  ------------------  -------------       ------------
  Total operating expenses                             3,055,168           2,121,282              -          5,176,450
                                               ------------------  ------------------  -------------       ------------

                                               ------------------  ------------------  -------------       ------------
      Loss from continuing operations                   (565,543)         (2,834,273)       459,562         (2,940,254)
                                               ------------------  ------------------  -------------       ------------

Other income (expense):
Gain from debt retirement                              1,495,626                   -                         1,495,626
Gain on sale of discontinued operation                   229,044                   -                           229,044
  Interest expense                                      (220,051)           (564,403)                         (784,454)
                                               ------------------  ------------------  -------------       ------------
    Total other income (expense)                       1,504,619            (564,403)             -            940,216
                                               ------------------  ------------------  -------------       ------------

      Net earnings (loss) before income taxes            939,076          (3,398,676)       459,562         (2,000,038)

Provision for income taxes                                     -                   -              -                  -
                                               ------------------  ------------------  -------------       ------------

Net earnings (loss)                            $         939,076   $      (3,398,676)  $    459,562        $(2,000,038)
                                               ==================  ==================  =============       ============


Per share data - basic
  Net earnings (loss)                          $            0.11                                           $     (0.15)
                                               ==================                                          ============
  Weighted average common shares outstanding           8,608,246                                            13,207,561
                                               ==================                                          ============
Per share data - diluted
  Net earnings (loss)                          $            0.08                                           $     (0.15)
                                               ==================                                          ============
  Weighted average common shares outstanding          11,559,333                                            13,207,561
                                               ==================                                          ============

See  accompanying  notes  to  pro forma combined condensed financial statements.

                                    Charys Holding Company, Inc. and Subsidiaries
                          Pro Forma Combined Condensed Statements of Operations (Unaudited)


                                                               Historic
                                               ------------------------------------
                                                Charys Holding                                  Pro Forma
                                                 Company, Inc.         Viasys        --------------------------------
                                                12 Months Ended    12 Months Ended   -------------       ------------
                                                April 30, 2005     April 30, 2005     Adjustments          Combined
                                               -----------------  -----------------  -------------       ------------
Net revenues                                   $      7,482,699         59,256,390   $ (5,466,651)  a    $61,272,438
Cost of revenues                                      5,606,597         55,938,621     (6,385,775)  a     55,159,443
                                               -----------------  -----------------  -------------       ------------
Gross profit                                          1,876,102          3,317,769        919,124          6,112,995
                                               -----------------  -----------------  -------------       ------------

General & administrative expenses                     3,811,684          3,833,223                         7,644,907
Depreciation and amortization                           148,417          1,780,188                         1,928,605
                                               -----------------  -----------------  -------------       ------------
  Total operating expenses                            3,960,101          5,613,411              -          9,573,512
                                               -----------------  -----------------  -------------       ------------

                                               -----------------  -----------------  -------------       ------------
      Loss from continuing operations                (2,083,999)        (2,295,642)       919,124         (3,460,517)
                                               -----------------  -----------------  -------------       ------------

Other income (expense):
Gain from debt retirement                                                1,450,985              -          1,450,985
Loss on sale of property and equipment                  (34,753)                 -                           (34,753)
 Interest expense                                      (166,259)          (535,950)                         (702,209)
 Other income (expense)                                  35,428                  -                            35,428
                                               -----------------  -----------------  -------------       ------------
    Total other income (expense)                      1,285,401           (535,950)             -            749,451
                                               -----------------  -----------------  -------------       ------------

      Net loss before income taxes                     (798,598)        (2,831,592)       919,124         (2,711,066)

Provision for income taxes                                    -                  -              -                  -
                                               -----------------  -----------------  -------------       ------------

Net loss                                       $       (798,598)  $     (2,831,592)  $    919,124        $(2,711,066)
                                               =================  =================  =============       ============


Per share data - basic
  Net loss                                     $          (0.15)                                         $     (0.27)
                                               =================                                         ============
  Weighted average common shares outstanding          5,382,983                                           10,012,950
                                               =================                                         ============

See  accompanying  notes  to  pro forma combined condensed financial statements.

                  Charys Holding Company, Inc. and Subsidiaries
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.   Pro  Forma  Adjustments:

(a) Represents net adjustments relating to certain assets, liabilities, revenues, and cost of revenues attributable to the contract with the Commonwealth of Virginia not acquired by the Company under the Purchase Agreement, and amounts owed by Viasys to its former parent not assumed. Also represents net adjustments relating to the fair value assessment and allocation of Viasys assets purchased and liabilities assumed by the Company.

(b) Represents effects of the excess of purchase price over net assets acquired, as follows (in thousands):

Consideration paid                                            $ 5,866
Accrued acquisition costs                                         743
Shares issued to consultants                                    3,452
Common stock warrant issued for acquisition services               60
                                                              --------
  Total purchase price                                         10,121
                                                              --------

Net assets acquired, excluding debt assumed                     5,593
Viasys debt assumed                                            (5,374)
                                                              --------
  Net assets acquired                                             219
                                                              --------

Excess of purchase price over net assets acquired               9,902
Estimated allocation of excess purchase price to amortizable
  intangible assets                                              (246)
                                                              --------

Goodwill                                                      $ 9,656
                                                              ========

The above allocation of excess purchase price to amortizable intangible assets is based on management's estimate in lieu of valuation from a qualified independent source. The Company will obtain an independent valuation and make adjustments to these allocations as necessary, based on the results of that valuation.
2.  Per  Share  Information:

Basic and diluted net earnings or loss per share for the six months ended October 31, 2005 and year ended April 30, 2005 were computed using the historic weighted average shares of the Company's outstanding stock, plus 4,629,967 shares issued as a result of the Viasys acquisition for acquisition-related services.